Exhibit 10.24

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”) is effective as of the closing of the Public Offering (as defined below), by and between RxSight, Inc., a Delaware corporation (“Company”), and Yelroc Consulting, Inc., an entity (“Consultant”). All capitalized terms used but not defined herein shall have the corresponding meanings ascribed such terms in that certain Consulting Agreement dated as of January 1, 2019, as amended (the “Consulting Agreement”).

WHEREAS, the Company intends to complete the sale of the Company’s securities pursuant to a registration statement filed by the Company (the “Registration Statement”) in connection with an underwritten offering (the “Public Offering”).

WHEREAS, the parties entered into the Consulting Agreement effective as of January 1, 2019 and that certain First Amendment to the Consulting Agreement, dated as of December 16, 2020.

WHEREAS, (i) the Company and (ii) Consultant, together constituting all of the parties to the Consulting Agreement, now desire to terminate the Consulting Agreement, effective as of the date hereof (the “Termination Date”), pursuant to the provisions set forth herein.

NOW, THEREFORE, in consideration of the aforementioned premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Termination of the Consulting Agreement. The parties hereby agree that the Consulting Agreement shall automatically terminate effective as of the Termination Date, with no further action required by any party. As of the Termination Date, the Consulting Agreement will have no further force or effect and the parties will have no further rights or obligations under the Consulting Agreement; provided, however, that the rights and obligations that survive termination of the Consulting Agreement pursuant to its terms will survive in accordance with the terms of the Consulting Agreement.

2.

Authority. Each party hereby represents and warrants that: (i) it has the full power, authority and legal right and has obtained all necessary approvals, consents and given all notices required to execute and deliver this Agreement and perform the terms hereof; and (ii) this Agreement has been duly executed and delivered by it and constitutes its valid, binding and enforceable obligation.

3.

Severability. Should any provision of this Agreement be found to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable to the greatest extent permitted by law.

4.

Entire Agreement. The parties to this Agreement understand and agree that the terms of this Agreement supersede any prior discussions, understandings or agreements between and among them relative to the specific subject matter hereof, and that the terms of this Agreement are intended to constitute a binding contract between and among them for their express benefit.

5.	Modification; Waiver. This Agreement may not be modified and its provisions may not be waived except in writing executed by the party against whom enforcement of such modification or waiver is sought.

6.	Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to conflict of law provisions.

7.

Counterparts and Facsimile Transmission. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission (including PDF) shall be effective as delivery of a manually executed counterpart thereof.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

RXSIGHT, INC.

/s/ Ron Kurtz
Ron Kurtz, Chief Executive Officer

Signature page to Termination Agreement

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

CONSULTANT: YELROC CONSULTING

/s/ J. Andy Corley
J. Andy Corley, Chairman

Date:	July 23, 2021

Signature page to Termination Agreement